UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 1, 2017
Blue Buffalo Pet Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37510	46-0552933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 River Road
Wilton, CT 06897
(Address of Principal Executive Offices) (Zip Code)
(203) 762-9751
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 1, 2017, Blue Buffalo Pet Products, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. At the annual meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2017 (the “Proxy Statement”). The final voting results for the matters submitted to a vote of stockholders were as follows:
Proposal No. 1 - Election of Class II Directors
At the annual meeting, the Company’s stockholders elected the persons listed below as Class II directors for a three-year term expiring at the Company’s 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Directors	Votes Cast For	Votes Withheld	Broker Non-Votes
Philippe Amouyal	137,500,987	37,641,409	2,675,836
Aflalo Guimaraes	138,737,899	36,404,497	2,675,836
Amy Schulman	150,590,507	24,551,889	2,675,836
Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
177,573,598	204,442	40,192	—

Proposal No. 3 - Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Votes on Executive Compensation
The Company’s stockholders elected ONE YEAR with respect to the frequency of future non-binding advisory votes on the compensation paid to our named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
170,049,685	50,018	4,999,976	42,717	2,675,836

There were no other items of business raised during the meeting and the meeting was duly adjourned.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BUFFALO PET PRODUCTS, INC.

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	Senior Vice President, General Counsel and Secretary

Date: June 2, 2017